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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 30, 1995
                                        -----------------
                        (Date of earliest event reported)

                       PIONEER-STANDARD ELECTRONICS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Ohio                          0-5734                  34-0907152
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(State or other jurisdiction          (Commission             (I.R.S. employer
     of incorporation)                file number)           identification no.)

   4800 East 131st Street, Cleveland, Ohio                       44105
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    (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code  (216) 587-3600
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Item 2.  Acquisition or Disposition of Assets.

          On November 30, 1995, Pioneer-Standard Electronics, Inc. (the "Company") acquired 50% of the Common Stock (the "Stock") of Pioneer/Technologies Group Inc., a Maryland corporation ("Technologies"). Prior to this acquisition, the Company owned of record 50% of the Common Stock of Technologies. The acquisition was accomplished pursuant to a Plan and Agreement of Merger, dated November 30, 1995, by and among the Company, Technologies, Pioneer-Standard of Maryland, Inc., a wholly-owned subsidiary of the Company, the Shareholders of Technologies (the "Shareholders") and Bruce S. Tucker as Shareholders Representative (the "Merger Agreement"), pursuant to which Pioneer-Standard of Maryland, Inc., was merged with and into Technologies. A copy of the Merger Agreement is filed as an Exhibit hereto.

          In connection with the purchase of the Stock, Technologies entered into Noncompetition Agreements with each of Bruce S. Tucker and Jay S. Ross, former employees of Technologies. These Agreements provide that each individual will not, for a period of two years, directly or indirectly compete with Technologies. Copies of the Noncompetition Agreements are filed as Exhibits hereto.

          As consideration for the Stock, the Company assumed certain liabilities, including approximately $35 million of bank debt, of Technologies and, subject to claims which may be made under the Escrow Agreement described below, will pay the Shareholders $50 million in cash. The obligation of the Company to pay the Shareholders the cash purchase price is secured by a Letter of Credit. On January 4, 1996 the Shareholders are entitled to receive $48 million in cash, after surrendering the Letter of Credit. At that time, two million dollars will be deposited with NationsBank, N.A. as Escrow Agent to secure certain indemnification provisions of the Merger Agreement. A copy of the Escrow Agreement is filed as an Exhibit hereto. The purchase price for the Stock was determined through arm's length negotiations among the parties.

          The consideration to be paid by the Company was financed under a Credit Agreement, dated November 29, 1995, by and among the Company, Pioneer-Standard of Maryland, Inc., certain Banks and National City Bank, as Agent (the "Credit Agreement"). The principal amount advanced and to be paid on January 4, 1996 under the Credit Agreement is subject to an interest rate of various floating rate options. It is anticipated that some portion of the loans under the Credit Agreement will be refinanced with a combination of equity and fixed rate debt, given favorable market conditions.

          Technologies distributes electronic components and computer products and provides technical support through 11 locations in the southeast and northwest regions of the United States.

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          Other than the Noncompetition Agreements set forth above, and the fact that, prior to this transaction, the Company owned 50% of the Common Stock of Technologies, there are no material relationships between Technologies and the Company or any of their affiliates, directors or officers, except that James L. Bayman and Prestan B. Heller, directors of the Company, also serve as directors of Technology.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

(a)  Financial Statements of Businesses Acquired.*

(b)  Pro Forma Financial Information.*

(c)  Exhibits.

                                                                                     Sequential
  Exhibit No.                       Description                                        Page No.
  -----------                       -----------                                      ----------
      2.1      Plan and Agreement of Merger, dated November 30, 1995, by and
               among Pioneer-Standard Electronics, Inc., Pioneer-Standard of             ----
               Maryland, Inc., Pioneer/Technologies Group Inc., the Shareholders
               identified on the Signature Pages, and Bruce S. Tucker, as
               Shareholders Representative (without Schedules).**



      4.1      Credit Agreement dated as of November 29, 1995 by and among
               Pioneer-Standard Electronics, Inc., Pioneer-Standard of Maryland,         ----
               Inc., the Banks identified on the Signature Pages thereto and
               National City Bank, as Agent.



     23.1      Consent of Ernst & Young.                                                  ***



     99.1      Escrow Agreement, dated as of November 30, 1995, by and among
               Pioneer-Standard Electronics, Inc., certain stockholders of               ----
               Pioneer/Technologies Group Inc., Bruce S. Tucker as Shareholders
               Representative and Nations Bank, N.A.



     99.2      Noncompetition Agreement, dated as of November 30, 1995, by and
               between Pioneer-Standard of Maryland, Inc. f/k/a                          ----
               Pioneer/Technologies Group Inc. and Bruce S. Tucker.


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
     99.3      Noncompetition Agreement dated as of November 30, 1995 by and
               between Pioneer-Standard of Maryland, Inc. f/k/a                          ----
               Pioneer/Technologies Group Inc. and Jay S. Ross.

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*         The financial statements of Technologies for the periods specified in
          Rule 3-05(b) of Regulation S-X and the pro forma financial information required pursuant to Article 11 of Regulation S-X currently are not available and will be filed as soon as is practicable, but not later than 60 days after the date that this Report is due.

** The Registrant agrees by this filing to supplementally furnish a copy of the schedules of this Agreement to the Commission upon request.

***       To be filed by Amendment.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           PIONEER-STANDARD ELECTRONICS, INC.

                                        By:  /s/ John V. Goodger
                                           -------------------------------------
                                           John V. Goodger, Vice President,
                                           Treasurer and Assistant Secretary

Date:  December 13, 1995

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